UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 1, 2011

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444. E. 66th Street, Lower Annex, Tulsa, OK     74136-4207
(Address of principal executive offices)    (Zip Code)

(918) 488-8068
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 1, 2011, Empire Petroleum Corporation (the “Registrant”) sold The Albert E. Whitehead Living Trust (the "Trust") that certain Convertible Note Due February 1, 2012, in the principal amount of $100,000 (the “Convertible Note”). Albert E. Whitehead, the Registrant's Chief Executive Officer and member of the Registrant's board of directors, is the trustee of the Trust. The Trust paid the Registrant $100,000 for the Convertible Note.  The Convertible Note accrues interest at a rate of 4% per annum.  The Convertible Note may be convertible at any time prior to February 1, 2012, into shares of the Registrant’s common stock, par value $0.001 (the “Common Stock”), at an initial conversion price of $0.10 per share of Common Stock.

The offer and sale of the Convertible Note was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that act provided by Section 4(2) thereof.  Mr. Whitehead is a sophisticated accredited investor with the experience and expertise to evaluate the merits and risks of an investment in the Registrant's securities and the financial means to bear the risks of such an investment.  In addition, as Chief Executive Officer of the Registrant and a member of the Registrant’s board of directors, Mr. Whitehead has access to all of the material information regarding the Registrant that such investor would have received if the offer and sale of the securities had been registered.

Item 9.01.  Financial Statements and Exhibits.

(c)  The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Convertible Note Due February 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: February 7, 2011	By:	/s/ Albert E. Whitehead
Albert E. Whitehead
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Note Due February 1, 2012.